SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      ___________________________




                                FORM 8-K

                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) May 21, 1999




                           DADE BEHRING INC.


         (Exact name of registrant as specified in its charter)


          Delaware                333-13523          36-3949533
(State or other jurisdiction     (Commission        (IRS Employer
      of incorporation)          File Number)    Identification No.)

   1717 Deerfield Road, Deerfield, Illinois          60015-0778
   (Address of principal executive offices)          (Zip Code)


Item 5  Other Events

        The Registrant is a wholly-owned subsidiary of Dade Behring Holdings, Inc. which announced that, as a result of its previously reported share repurchase program, Hoechst AG's economic ownership would increase to approximately 50% while the non-Hoechst AG shareholders will continue to hold voting control. Approximately $400 million of its outstanding stock will be repurchased from its non-Hoechst AG shareholders.

        Also, the Registrant announced a proposed new senior bank credit facility which will replace its current senior bank credit facility and finance the share repurchase program of Dade
        Behring Holdings, Inc.

 Item 7 Financial Statements, Pro Forma Financial Information and
        Exhibits

        (c)  Exhibits

             99.1 Press Release related to the Dade Behring Holdings, Inc. share repurchase program and the Dade Behring Inc. proposed new senior bank credit facility.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Dade Behring Inc.
                              (Registrant)


                              By:/s/
                              Name:   Glenn R. Richter
                              Title:  Senior Vice President and
                                      Chief Financial Officer
                                      (Duly Authorized Officer of
                                      Registrant)
Dated:  May 24, 1999